Exhibit 23.9

Consent of Independent Auditors

We consent to the use of our report dated February 13, 2015, with respect to the balance sheets of Astraios Energeiaki Photovoltaic Projects A.E. as of December 31, 2013 and 2012, and the related statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Shanghai, China

September 3, 2015